Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made as of the 19th day of December, 2024 (“Effective Date”) by and between TBB CRESCENT PARK DRIVE LLC, Delaware limited liability company (the "Seller"), whose address is c/o The Bancorp Bank, National Association, 155 E. 44th Street, Suite 1015, New York, New York 10017, and WAY MAKER GROWTH FUND, LLC a Texas limited liability company, whose address is 603 E. Broadway St., Prosper, Texas 75078 and/or assigns pursuant to this Agreement (the "Purchaser").

BACKGROUND

A.    Seller and Purchaser are parties to a certain Purchase and Sale Agreement dated June 28, 2024 (the “Agreement”) with respect to certain real property located at 11755 Southlake, Houston, Texas and more particularly described in the Agreement.

B.    The Seller and Purchaser desire amend the Agreement as set forth herein.

C.    Any capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.    Closing. The first sentence of Section 6.1 of the Agreement is hereby deleted and replaced with the following: “The Closing shall occur on or before March 21, 2025 (“Closing Date”), TIME BEING OF THE ESSENCE, through an escrow with the Title Company, unless the parties mutually agree in writing upon another place or another earlier date.”

2.    Additional Deposit. On or before December 20, 2024, Purchaser shall pay to the Escrow Holder the sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) (the “Additional Deposit”). Upon receipt, the Additional Deposit shall constitute a part the Earnest Money for all purposes under the Agreement and shall be held and disbursed by Escrow Holder in accordance with the provisions of the Agreement. Time shall be of the essence with respect to the date on which the Additional Deposit is due and payable. In the event the Additional Deposit is not timely paid, Seller shall have the right to terminate the Agreement by giving written notice to Purchaser, and the Agreement shall be deemed terminated and of no further force and effect, except for any provisions thereof that expressly survive termination, whereupon Seller shall be entitled to receive and retain all portions of the Earnest Money.

3.    Continued Force and Effect. Purchaser and Seller acknowledge and agree that except as amended by this Amendment, the Agreement is and remains unchanged and in full force and effect.

4.    Counterparts. This Amendment may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Executed counterparts of this Amendment may be exchanged by electronic mail which shall be sufficient to bind the parties. The parties further agree that counterparts of this Amendment may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform. All such signatures may be used in the place of original "wet ink" signatures to this Amendment and shall have the same legal effect as the physical delivery of an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

TBB CRESCENT PARK DRIVE LLC, a Delaware limited liability company

By:
Name:
Title:

PURCHASER

WAY MAKER GROWTH FUND, LLC, a Texas limited liability company

By: WAY MAKER FUND MANAGER, LLC, a Texas limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED BY:

ESCROW HOLDER:

NEWMARK TITLE SERVICES, LLC

By:
Name:
Date: